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Exhibit 10.10(d)

FOURTH AMENDMENT
TO THE TRANSFER AND SERVICING AGREEMENT

        This Fourth Amendment to the Transfer and Servicing Agreement ("Amendment") is executed as of this 3rd day of August, 2001, by and among COMPUCREDIT FUNDING CORP., a Nevada corporation, as Transferor, COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer, COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST, a Nevada business trust, as Issuer, and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee.

WITNESSETH:

        WHEREAS, the Transferor, the Issuer, the Servicer and the Indenture Trustee executed the Transfer and Servicing Agreement dated as of July 14, 2000 (as amended, the "Agreement"); and

        WHEREAS, the parties hereto have agreed to amend the Agreement on the terms and conditions hereinafter set forth:

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1.    Amendment of the Agreement.    (a) The Agreement is hereby amended by adding the following paragraphs at the end of subsection 2.04(a):

             (x)  this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables described in Section 2.01 in favor of the Issuer, which security interest is prior to all other Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if such Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and is enforceable as such against creditors of and purchasers from such Transferor;

            (xi)  such Receivables constitute "accounts" or "payment intangibles" within the meaning of the applicable UCC;

           (xii)  such Transferor owns and has good and marketable title to such Receivables free and clear of any Lien (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if such Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), claim or encumbrance of any Person;

          (xiii)  such Transferor has caused or will have caused, within ten days of this Agreement or the applicable Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Receivables granted to the Issuer hereunder; and

          (xiv)  other than the security interest granted to the Issuer pursuant to this Agreement, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Receivables. Such Transferor has not authorized the filing of and is not aware of any financing statements against such Transferor that include a description of collateral covering such Receivables other than any financing statement (i) relating to the security interest granted to the Issuer hereunder, or (ii) that has been terminated.

          (b)   The Agreement is hereby amended by adding the following subsection at the end of Section 2.04:

          (c)   The representations and warranties in Section 2.04(a)(x)-(xiv) shall survive termination of this Agreement and shall not be waived without the written consent of Standard and Poor's.

        SECTION 2.    Miscellaneous

          2.1    Ratification.    As amended hereby, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

          2.2    Representation and Warranty.    Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          2.3    Governing Law; Parties; Severability.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Amendment and shall in no way affect the validity or enforceability of the remaining provisions.

          2.4    Effectiveness.    This Amendment shall be effective as of the date first above written.

          2.5    Counterparts.    This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          2.6    Defined Terms.    Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

        IN WITNESS WHEREOF, the Transferor, the Servicer, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT FUNDING CORP., as Transferor,
By:
Name: Joshua Miller Title: Assistant Secretary
COMPUCREDIT CORPORATION, as Servicer,
By:
Name: Scott McCarthy Title: Treasurer
COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST, as Issuer
By:	WILMINGTON TRUST FSB, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer,
By:
Name: Title:
THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee,
By:
Name: Title:

[Fourth Amendment to Transfer and Servicing Agreement]

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FOURTH AMENDMENT TO THE TRANSFER AND SERVICING AGREEMENT